CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated October 25, 2000 and to all references to our firm included in or made a part of this Post-Effective Amendment Number 16 to the Unified Funds' Registration Statement on Form N-1A (File No. 33-89078), including the references to our firm under the heading "Financial Highlights" in each Prospectus and the heading "Independent Accountants" in each Statement of Additional Information.



/s/
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
February 1, 2001